EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2021 of Tautachrome Inc. (the “Issuer”). The undersigned hereby certifies that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 24, 2022

/s/ Dr. Jon Leonard
Dr. Jon Leonard	Date: March 24, 2022
Chairman, Chief Executive Officer and Chief Financial Officer

/s/ David LaMountain
David LaMountain	Date: March 24, 2022
Director, Chief Operating Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.